AMENDED & RESTATED BYLAWS OF

RUSSELL INVESTMENT FUNDS

ARTICLE 1

AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

1.1. Agreement and Declaration of Trust. These Amended and Restated Bylaws (“Bylaws”) shall be subject to the Agreement and Declaration of Trust (also referred to as the Master Trust Agreement), as from time to time in effect (the “Declaration of Trust”), of RUSSELL INVESTMENT FUNDS, the Massachusetts business trust established by the Declaration of Trust (the “Trust”).

1.2. Principal Office of the Trust. The principal office of the Trust is located in Seattle, Washington. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE 2

BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD OF TRUSTEES

2.1. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust and each Trustee so elected shall hold office for such time periods as permitted in the Declaration of Trust.

2.2. Committees. The Trustees, by vote of a majority of the Trustees then in office, may establish one or more committees (each a “Committee”), elect from their number one or more Committee members and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these Bylaws may not be delegated. Except as the Trustees may otherwise determine or as specified in these Bylaws, any such Committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted in the same manner as is provided by these Bylaws for the Trustees themselves. Each member of a Committee shall hold such office at the pleasure of the Trustees. The Trustees may abolish any Committee at any time. Any Committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of a Committee, but no such rescission shall have retroactive effect.

2.3. Regular Meetings. Regular meetings of the Board of Trustees or of any Committee may be held at such location(s), either in person or in lieu of a place, by means of remote communication that allows all persons participating in the meeting to hear each other, (for purposes of any reference to a meeting of the Board of Trustees or of any Committee, a “place” shall also include any meeting conducted through the means of remote communications by which Trustees may be deemed to be present and vote at such meeting) and at such times as the Trustees or Committee members, as applicable, may from time to time determine, in each case as permitted by applicable law or regulation or exemptive or no-action relief provided by the U.S. Securities and Exchange Commission (“SEC”) or its staff.

2.4. Special Meetings. Special meetings of the Board of Trustees may be called by the Chairman of the Board or by two or more Trustees and held at such place and time designated in the notice of the meeting. Special meetings of a Committee may be called by the Chairman of that Committee or by two or more Committee members and held at such place and time designated in the notice of the meeting.

2.5. Notice. Unless otherwise required by applicable law or regulation, notice of regular meetings of the Board of Trustees or of any Committee may be given but is not required. For any special meeting of the Board of Trustees or of any Committee, or if notice is required for a regular meeting of the Board of Trustees or of any Committee, it shall be sufficient notice to a Trustee of such meeting to send notice by mail at least forty-eight (48) hours or by telegram, facsimile, e-mail, telephone or in-person at least twenty-four (24) hours before the meeting to the Trustee at his or her usual or last known business or residence address. Notice of a meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents, and approvals shall be filed with the records of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice. Except as otherwise required by law or regulation, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

2.6. Quorum, Board Actions and Adjournments. At any meeting of the Board of Trustees or of any Committee, a majority of the Trustees then in office or then on such Committee, as applicable, shall constitute a quorum. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees or of any Committee, as applicable. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. The provisions of this Section 2.6 are subject to applicable laws and regulations.

2.7. Participation by Telephone, Video or Other Means of Remote Communication. Subject to applicable laws and regulations, one or more members of the Board of Trustees or of any Committee may participate in a meeting thereof by means of a conference telephone, video or similar remote communications equipment allowing all persons participating in the meeting to hear each other at the same time.

2.8. Fees and Compensation of Trustees. Trustees and members of Committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution or policy of or applicable to the Board of Trustees. This Section 8 of Article 2 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

2.9. Board Chairman. The Board of Trustees may elect a Chairman who will preside at meetings of the Board of Trustees. The Chairman may not be an officer, director, partner, copartner or employee of Russell Investment Management LLC, (“RIM”) or any of its affiliated entities, and shall not be deemed to be an officer of the Trust solely as a result of acting as Chairman of the Board of Trustees. The Chairman may be a voting member of any one or more Committees. The Chairman shall exercise and perform such powers and duties as may be from time to time assigned to the Chairman by the Board of Trustees or prescribed by these Bylaws. The Chairman may delegate his or her powers and duties to the Vice Chairman (as discussed in Section 10 of this Article 2, below), Trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements. The Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time. The following individual will preside over any meeting of the Board of Trustees in the following order if present (1) Chairman of the Board of Trustees, (2) Vice Chairman of the Board of Trustees, (3) Chairman of the Nominating and Governance Committee, (4) Chairman of the Regulatory and Investment Compliance Committee, (5) Chairman of the Audit Committee and (6) as determined by the Trustees in attendance.

2.10. Board Vice Chairman. The Board of Trustees may elect a Vice Chairman. The Chairman or the Board of Trustees may, from time to time, delegate such powers, duties, and responsibilities to the Vice Chairman as the Chairman or the Board of Trustees deem appropriate. Any such delegation shall (i) be evidenced by resolution of the Board of Trustees, written instrument executed by the Chairman, or such other evidence of delegation as is deemed appropriate by the Chairman or Board of Trustees upon consultation with counsel and (ii) remain in effect unless and until revoked by the Chairman or Board of Trustees. The Vice Chairman may not be an officer, director, partner, copartner or employee of RIM or any of its affiliated entities, and shall not be deemed to be an officer of the Trust solely as a result of acting as Vice Chairman of the Board of Trustees. The Vice Chairman may be a voting member of any one or more Committees. The Vice Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time.

2.11. Committee Chairman. The Board of Trustees may elect a Chairman of each Committee for the purpose of presiding at meetings of such Committee. A Committee Chairman shall not be deemed to be an officer of the Trust solely as a result of acting as Chairman of any Committee. A Committee Chairman shall exercise and perform such powers and duties as may be from time to time assigned to him or her by the Board of Trustees, the Committee or prescribed by these Bylaws. A Committee Chairman may delegate his or her powers and duties to an applicable Committee Vice Chairman (as discussed in Section 12 of this Article 2 below), Trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements. A Committee Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time. The Chairman of the applicable Committee will preside over any meeting of that Committee. If such Chairman is not present, the following individual will preside over any meeting of the applicable Committee in the following order if present: (1) Vice Chairman of the Committee and (2) such other Committee member in attendance at such meeting as determined by the Committee members.

2.12. Committee Vice Chairman. The Board of Trustees may elect a Vice Chairman of any Committee. A Committee Vice Chairman shall not be deemed to be an officer of the Trust solely as a result of acting as Vice Chairman of any Committee. A Committee Chairman or the Board of Trustees may, from time-to-time delegate such powers, duties and responsibilities to a Committee Vice Chairman as the Chairman of the applicable Committee or Board of Trustees deems appropriate. Any such delegation shall (i) be evidenced by resolution of the Board of Trustees, written instrument executed by the Chairman of the applicable Committee, or such other evidence of delegation as is deemed appropriate by the Chairman of the applicable Committee or Board of Trustees upon consultation with counsel and (ii) remain in effect unless and until revoked by the Chairman of the applicable Committee or Board of Trustees. A Committee Vice Chairman shall hold office for a period of one (1) year and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time.

2.13. Resignations. Any Trustee may resign at any time by written instrument in accordance with the provisions of the Declaration of Trust.

ARTICLE 3

OFFICERS

3.1. Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion appoint. The officers of the Trust shall also include a Chief Compliance Officer, whose designation and compensation shall be approved by a majority of the Trustees, including a majority of the independent Trustees. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may, but need not be, a Trustee or shareholder. Any two or more offices may be held by the same person.

3.2. Election. The President, the Treasurer and the Secretary shall be elected periodically, but generally annually, by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

3.3. Tenure. Each of the President, the Treasurer and the Secretary shall hold office until the earlier of their next election pursuant to Section 3.2 or until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees, subject to Section 14 of Article 3.

3.4. Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

3.5. Subordinate Officers. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Trustees may from time to time determine.

3.6. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

3.7. President. Unless the Trustees otherwise provide, the President shall be the chief executive officer. The President shall have the general powers and duties of management usually vested in the office of president of a corporation except to the extent that such powers and duties are assigned to the Chairman. The President shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.8. Chief Compliance Officer. The Chief Compliance Officer shall have the general powers and duties usually vested in the office of chief compliance officer. The Chief Compliance Officer shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws, subject to approval by a majority of the independent Trustees.

3.9. Vice President. A Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall, upon proper delegation from the President or in the absence of the President or in the event of his or her inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.10. Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust. The Treasurer shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.11. Assistant Treasurer. An Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, upon proper delegation from the Treasurer or in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer(s) shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.12. Secretary. The Secretary shall record or cause to be recorded all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. The Secretary shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

3.13. Assistant Secretary. An Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, upon proper delegation from the Secretary or in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he is absent, a temporary secretary chosen at such meeting, shall record the proceedings thereof in the aforesaid books. The Assistant Secretary(s) shall have such other duties and powers as may be prescribed by the Board of Trustees or these Bylaws.

3.14. Resignations and Removals. Any officer may resign at any time by written instrument signed by him and delivered to the Chairman of the Board, the President or the Secretary (other than to himself or herself) or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause, provided that the Chief Compliance Officer may be removed by action (and only with approval) of the Trustees including a majority of independent Trustees. Except to the extent expressly provided in a written agreement with the Trust or resolution of the Board of Trustees, no officer resigning or removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

MEETINGS OF SHAREHOLDERS

4.1. Place of Meetings. Meetings of shareholders shall be held at any location(s), either in person or in lieu of a place, by means of remote communication that allows all persons participating in the meeting to hear each other, designated by or determined in the manner approved by the Board of Trustees and as permitted by applicable law or regulation or exemptive or no-action relief provided by the SEC of its staff (for purposes of any reference to a meeting of shareholders, a “place” shall also include any meeting conducted through the means of remote communications by which shareholders may be deemed to be present and vote at such meeting). In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Trust.

4.2. Call of Meeting. There shall be no annual meetings of the shareholders except as required by law. Special meetings of the shareholders of the Trust or of any Series or Class may be called at any time by the Trustees or by the President or the Secretary for the purpose of taking action upon any matter requiring the vote or authority of the shareholders of the Trust or of any Series or Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. If the meeting is a meeting of shareholders of any Series or Class, but not a meeting of all shareholders of the Trust, then only a special meeting of shareholders of such Series or Class need be called and, in such case, only shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

4.3. Notice of Shareholder Meeting. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article 4 not less than seven (7) nor more than one hundred twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

4.4. Manner of Giving Notice; Affidavit of Notice. Notice of any shareholders’ meeting shall be given either personally or by first-class mail, overnight mail service or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholder’s meeting shall be executed by the Secretary, Assistant Secretary, any transfer agent of the Trust or tabulator or solicitor hired by the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the shareholders shall not invalidate any action otherwise properly taken at any such meeting.

4.5. Adjourned Meeting; Notice. Any Shareholders’ meeting may be adjourned by the chair of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chair of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Board of Trustees or by the chair of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority from the Trustees in the sole discretion of such Trustees, chair, officers or authorized persons and announced at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

4.5. Voting. The shareholders entitled to vote at any shareholders’ meeting shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time.

4.6. Waiver of Notice; Consent of Absent Shareholders. The transactions of the shareholders’ meeting, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any shareholders’ meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

4.7. Shareholder Action by Written Consent Without a Meeting. Subject to applicable laws and regulations, any action which may be taken at any shareholders’ meeting may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares representing the minimum number of shares required by Section 5.5 of the Declaration of Trust. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any shareholder giving a written consent or the shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective-proxy-holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article 4. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, and (iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

4.8. Record Date for Shareholder Notice; Voting and Giving Consents. If the Board of Trustees does not fix a record date for purposes of determining the shareholders who are entitled to vote or act at a meeting or take other action:

(a) The record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopt the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

4.9. Proxies. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy shall be deemed validly executed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Business Corporation Act of the Commonwealth of Massachusetts.

4.10. Inspectors of Election. Before any shareholders’ meeting, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy, shall appoint a person to fill the vacancy.

These inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

4.12. Chairman. In the absence of specific instructions from the Chairman of the Board Trustees, an officer of the Trust shall preside at all meetings of shareholders.

ARTICLE 5

[Reserved]

ARTICLE 6

REPORTS AND RECORDS

6.1. General. The Trustees, Committees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

6.2. Inspection by Shareholders. The Trustees may from time to time determine whether and to what extent, and at what times and place or in lieu of a place, by means of remote access, and under what conditions and regulations the accounts and books of the Trust or any Series shall be open to the inspection of the shareholders in accordance with applicable law. No shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.

6.3. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE 7

SEAL

7.1. General. The seal of the Trust shall consist of a flat-faced die with the word “Massachusetts”, together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

ISSUANCE OF SHARE CERTIFICATES

8.1. Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof. The Trustees may make such rules as they consider appropriate for use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares held from time to time by each such Shareholder.

The Trustees may at any time authorize the issuance of share certificates either in limited cases or to all shareholders. In that event, a shareholder may receive a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

8.2. Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

8.3. Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder, and entitled to vote thereon.

8.4. Issuance of Certificates. No share certificates shall be issued. With respect to any outstanding share certificates, the Trustees may, by written notice to each shareholder holding a share certificate, require the surrender of shares certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE 9

DEALINGS WITH TRUSTEES AND OFFICERS

9.1. General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent. The Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

ARTICLE 10

GENERAL MATTERS

10.1. Fiscal Year. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

10.2. Execution of Papers. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, the Treasurer, the Secretary or any other appropriate officer and need not bear the seal of the Trust.

10.3. Writings. To the fullest extent permitted by applicable laws and regulations:

(a) all requirements in these Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b) all requirements in these Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

10.4. Severability. The provisions of these Bylaws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

10.5. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

10.6. Forum. Except for any claims, suits, actions or proceedings arising under the Securities Act of 1933, any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Declaration of Trust or these Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or these Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the shareholders or the Trustees, or of officers or the Trustees to the Trust, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the shareholders, or (D) the laws of the Commonwealth of Massachusetts pertaining to trusts, or (E) any other instrument, document, agreement or certificate contemplated by the Declaration of Trust or these Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) are found in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Business Litigation Section of the Superior Court of the Commonwealth of Massachusetts or, if such court does not have subject matter jurisdiction thereof, in any other court in the Commonwealth of Massachusetts with subject matter jurisdiction. Any claims, suits, actions or proceedings arising under the Securities Act of 1933 shall be exclusively brought in the federal district courts of the United States of America. Notwithstanding anything to the contrary in this Section 10.6, the Trustees may, at their sole discretion, select and/or consent to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Trust.

ARTICLE 11

AMENDMENTS TO THE BYLAWS

11.1. General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more instruments in writing signed by such a majority.

These Bylaws were adopted by the Board of Trustees on March 25, 2025.